Exhibit 4.7

NEXTERA ENERGY PARTNERS, LP

OFFICER’S CERTIFICATE

Creating the

    % [1Senior][2Subordinated] Notes due

                , the                  of NextEra Energy Partners, LP (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to                  (the “Trustee”), as Trustee under the Indenture dated as of                  between the Company and the Trustee, as amended (the “Indenture”), that:

1.    The securities to be issued under the Indenture in accordance with this certificate shall be designated “    % [1Senior][2Subordinated] Notes due         ” (the “Notes”). The Notes shall be issued in substantially the form thereof set forth in Exhibit A hereto.

2.    With respect to the Notes, each of the following shall be additional definitions under the Indenture:

[Additional definitions to be inserted, if applicable.]

3.    The Notes shall be issued by the Company in the initial aggregate principal amount of $            . Additional Notes, without limitation as to amount, having the same terms as the then-Outstanding Notes (except for the issue date of such additional Notes and, if applicable, the initial interest payment date of such additional Notes) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding Notes. Any additional Notes as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Notes.

4.    The Notes shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” for the Notes means                 .

5.    Notes shall bear interest as provided in the form thereof set forth as Exhibit A hereto.

6.    Each installment of interest on a Note shall be payable as provided in the form thereof set forth as Exhibit A hereto.

7.    The principal of and premium, if any, and interest on the Notes, and all transactions with respect to the Notes, including registrations, transfers and exchanges of the Notes, may be effected at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Notes may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, transfer and exchange and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Notes.

[1]	For use in connection with senior debt securities.
[2]	For use in connection with subordinated debt securities.

8.    The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form thereof set forth as Exhibit A hereto.

9.    So long as all of the Notes are held by a securities depository in book-entry-only form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Notes shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, that if any of the Notes are not held by a securities depository in book-entry-only form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date.

10.    [2Provisions for deferral of the interest payments, if any, will be inserted here.]

11.    With respect to the Notes, each of the following shall be additional Events of Default:

[Insert additional Events of Default, if applicable.]

12.    The Notes will be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company). The Notes in global form shall bear the depository legend in substantially the form thereof set forth as Exhibit A hereto. The Notes in global form will contain restrictions on transfer, substantially as described in the form thereof set forth as Exhibit A hereto.

13.    No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange or transfer.

14.    [2The Company agrees, and by acceptance of the Notes, each Holder will be deemed to have agreed, to treat the Notes as indebtedness for United States federal, state and local tax purposes.]

15.    The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto.

16.    The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

17.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

18.    In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

19.    In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Notes requested in the accompanying Company Order No.              have been complied with.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed in New York, New York.

NEXTERA ENERGY PARTNERS, LP

By:
Name:
Title:

Exhibit A

FORM OF NOTES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NEXTERA ENERGY PARTNERS, LP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF FACE OF NOTE]

NEXTERA ENERGY PARTNERS, LP

[    ]% [1SENIOR][2SUBORDINATED] NOTES DUE

No.	CUSIP No.:
[Initially $[ ]]	ISIN No.:

NEXTERA ENERGY PARTNERS, LP, a limited partnership duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to [CEDE & Co.] [                ], or registered assigns, the principal sum [of                  Dollars][as set forth in the “Schedule of Exchanges of Notes” (attached hereto as Schedule A)] on                      (the “Stated Maturity Date”), and interest thereon as set forth below.

The Company further promises to pay interest on the principal sum of this     % Senior Note due          (this “Note”) to the registered Holder hereof at the rate of     % per annum, in like coin or currency, semi-annually in arrears on                  and                  of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for or until earlier redemption or repurchase, such interest payments to commence on                 . Each interest payment shall include interest accrued from the most-recently preceding Interest Payment Date to which interest has either been paid or duly provided for (except that (i) the interest payment which is due on                  shall include interest that has accrued from                 , and (ii) if this Note is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered Holder hereof shall not be entitled to receive any interest payment with respect to this Note on such next occurring Interest Payment Date). No interest will accrue on the Note with respect to the day on which the Note matures. In the event that any Interest Payment Date is not a Business Day, then payment of interest, principal or premium payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Note (the “Indenture”), be payable to the Person in whose name this Note (or one or more Predecessor Note) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the

Business Day immediately preceding such Interest Payment Date so long as all of the Notes are held by a securities depository in book-entry-only form; provided that if any of the Notes are not held by a securities depository in book-entry-only form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date; and provided further that interest payable on the Stated Maturity Date or any Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Note on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Note) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and interest on the Notes will be made, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated by the Company for that purpose. Initially, the main Corporate Trust Office of                 , as Paying Agent, in New York City, the State of New York will serve as such office. However, at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Register or by a wire transfer to an account designated by the Person entitled thereto.

The Company shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, in its capacity as the registered Holder of such Note.

The amount of interest payable on this Note will be computed on the basis of a 360 day year consisting of twelve 30 day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).

Reference is hereby made to the further provisions of this Note set forth on the reverse of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Note which are not defined herein, including the reverse of this Note, but which are defined in the Indenture or in the Officer’s Certificate shall have the meanings specified in the Indenture or in the Officer’s Certificate.)

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Note by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NEXTERA ENERGY PARTNERS, LP

By:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Company, designated as its              [1Senior][2Subordinated] Notes due              (the “Notes”), issued pursuant to an Indenture, dated as of                  (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and                 , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on                  creating the Notes (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the rights and obligations of the Guarantors and the rights of the Holders at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Notes shall be bind all current and future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $             principal amount and integral multiples of $             in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, and a Holder may be required, among other things, to furnish appropriate endorsements and transfer documents.

[Insert redemption provisions, if applicable.]

[2The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.]

[2Provisions for deferral of the interest payments, if any, will be inserted here.]

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

SCHEDULE A3

SCHEDULE OF EXCHANGES OF NOTES

NEXTERA ENERGY PARTNERS, LP

    % [1SENIOR][2SUBORDINATED] NOTES DUE

The initial principal amount of this Global Note is [            ] DOLLARS ($[            ]).

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee or Custodian

[3]	To be included if a global note.